UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   June 24, 2022

Frontier Communications Parent, Inc.
(Eact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	86-2359749
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencementcommunications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FYBR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

William McGloin, currently Frontier’s Vice President, Controller, has been appointed Chief Accounting Officer and Controller, effective June 24, 2022, with the roles of Chief Accounting Officer and Controller being combined.  Mr. McGloin, 52, has served at Frontier for eight years, most recently as Frontier’s Vice President, Controller, since 2018 and as Vice President, Assistant Controller since 2014.  Mr. McGloin is a Certified Public Accountant and worked at KPMG LLP prior to joining Frontier.  There are no arrangements or understandings between Mr. McGloin and any other persons in connection with his appointment.  There are no family relationships between Mr. McGloin and any director or executive officer of the Company, and Mr. McGloin is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Donald W. Daniels, Frontier’s current Senior Vice President and Chief Accounting Officer, will be leaving Frontier to pursue other opportunities following a transition period.  In connection with his separation, Mr. Daniels and Frontier will enter into a Release Agreement under which Mr. Daniels will be entitled to receive payment and benefits consistent with Frontier’s severance policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS PARENT, INC.

Date: June 24, 2022	By:	/s/ Mark Nielsen
Mark Nielsen
Executive Vice President, Chief Legal and Regulatory Officer